SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The Dow Chemical Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PLEASE VOTE YOUR PROXY TODAY

April 17, 2014

Dear Fellow Stockholders:

We recently mailed to you proxy materials in connection with the Annual Meeting of Stockholders of The Dow Chemical Company (the “Company”) to be held on May 15, 2014. Your vote is important. We encourage you to take part in the governance of your Company by voting your shares if you have not already done so.

Six agenda items will be voted on during the May 15 meeting. Each item is defined below, along with our position. Thank you in advance for your vote.

•	Item 1 – Election of the Company’s Directors – We recommend you vote FOR this agenda item.

•	Item 2 – Ratification of the Company’s selected accounting firm – We recommend you vote FOR this agenda item.

•	Item 3 – Advisory Resolution to Approve Executive Compensation – We recommend you vote FOR this advisory resolution.

•	Item 4 – Approval of the Amended and Restated 2012 Stock Incentive Plan – We recommend you vote FOR this agenda item.

•	Item 5 – Stockholder Action by Written Consent – We recommend you vote AGAINST this agenda item.

•	Item 6 – Stockholder Proposal on Executive Stock Retention – We recommend you vote AGAINST this agenda item.

Additional information regarding each of these items can be found at www.proxy.dow.com.

Voting is easy – have your control number ready and either call the toll-free number or go online as directed on the proxy card. You can also vote by mailing your completed proxy card in the pre-paid envelope provided.

If you hold your shares in multiple accounts, you may receive more than one set of proxy materials. Please vote using each proxy card you receive to ensure that all your shares are represented at the Annual Meeting.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, D. F. King & Co., Inc., toll-free at 1-800-269-6427.

Thank you for your continued support. We appreciate your vote.

Sincerely,

Charles J. Kalil

Executive Vice President

General Counsel and Corporate Secretary